Exhibit 99.1

CITIZENS ANNOUNCES 2019 FINANCIAL RESULTS
$0.19 earnings per share improvement over 2018
Citizens is turning the corner after stabilizing its financial and operational foundations
AUSTIN, TX – March 11, 2020 – Citizens, Inc. (NYSE: CIA) today announced full-year 2019 financial results showing an earnings per share improvement of $0.19 over 2018. Highlights included:
•Net Loss ($1.4) million or ($0.03) per share of class A common stock--$0.19 per share improvement versus full-year 2018
•Net Income before federal income taxes of $5.7 million--an increase of 187%
•Revenue up 2.7%--driven by higher portfolio yields and realized investment gains
•Total assets up 8%--reaching $1.7 billion
Geoffrey M. Kolander, President and CEO, said, “Three years ago, we endeavored to transform Citizens, setting the course for a sustainable future. We took clear and decisive actions to improve internal controls, remediate weaknesses in our financial and operational structures, and redefine our culture. We assessed the strength of our people, products, and operations. Based on clearly defined values and priorities, we made the hard decisions to recruit new talent, replace underperforming team members, exit unprofitable or undesirable markets, realign our distributors, improve the profitability of our product offerings and replace board members --all while navigating complex legal and regulatory challenges.
Today, we emerge a stronger company—defined by a focused strategy, tested leadership team, and improving financial position. With a renewed culture, we enter this exciting next phase focused on creating enduring value for all our stakeholders.”

Our Core Strategy
Cultivating Enduring Values and Customer Centric Growth
•Redefine and fortify our core business model to create, optimize and capture value
•Cultivate growth initiatives, new capabilities, a strong foundation, and focused operations
As we implement our enduring value and customer-centric growth strategy, we are focused on our core strengths, emphasizing people, processes, and technology. In our current operational environment, change is embraced--creating the best atmosphere for creating and capturing value--as we embark on the next phase of our transformation.

Transformation Update
Turning the corner at the three-year mark

Stabilized the Core Business
•Injecting talent and capabilities to stabilize the core and create a performance culture

◦Attracted six new board members, over a three-year period, with deep industry and regulatory expertise and diversity.
◦Recruited a talented and diverse bench of leaders, including a new C-Level executive team.
◦Instituted a companywide leadership development program to advance capabilities required to create a performance-based culture.
•Resolving legacy regulatory issues and significantly improving financial controls
◦SEC investigation concluded with no enforcement action or penalties recommended against the Company.
◦Shareholder securities class action successfully dismissed.
◦Remediated legacy material weaknesses in our internal control over financial reporting.
◦Outstanding Section 7702 tax treatment submission to the IRS made within the Company’s established liability estimates and in settlement discussions with the IRS.
•Modernizing technology and improving operational infrastructure
◦Transitioning from legacy IT infrastructure to a cloud-based system, building a sustainable path to an agile digital presence.
◦Converted to a new actuarial valuation software solution, enhancing modeling capabilities to provide management with the tools to evaluate product profitability, pricing new products and adoption of significant new accounting guidance on the horizon for life insurers.
◦Implemented a new general ledger accounting system, reducing the time required to complete the financial close process and providing a means to minimize risks.
◦Sold underutilized assets, including the former headquarters, and signed a long-term headquarters lease in the highly visible technology center of Austin, Texas.

Evaluated, Rationalized and Aligned
•Enhancing sustainable value by rationalizing product offerings and geographies that do not align with our values and play to our strengths
◦Eliminated unprofitable products and developed new product sets based on customer needs and sustainability. Deployed new series of products with competitive guaranteed rates aligned with long-term sustainability goals to capture value for the Company’s shareholders.
◦Exited high-risk markets that are not aligned with our values and that carry significant regulatory exposure, such as Brazil.
•Aligning producers and collaborators with our values
◦Made decisions to eliminate consultants not aligned with our values.
◦Made investments to improve productivity and shore up sales and marketing tactics.
Focused and Enabled
•Scaling agile methodology within the company
◦Designed and rolled out processes to facilitate company-wide leadership training for driving change throughout the organization into 2020.
◦Scaling agile methodologies within the operations and trained operational leaders for successful implementation.
•Implementing a customer-centric strategy to improve customer experience
◦Redesigned the underwriting team to be more responsive and putting the customer at the core of the process, improving the overall experience as we underwrite new policies.

Mr. Kolander continued— “We have made tremendous progress over the past three years modernizing and executing a broad transformation plan. We enter 2020 with clearly defined priorities, a solid financial foundation, improving operations, and a clear customer strategy.
I am proud of the culture that we have built a culture of accountability with a performance-based mindset that is grounded in our well-defined core values. While there is more work to be done, we are pleased to see our efforts beginning to show up in results. Earnings per share improved in 2019, even after making tough decisions to stop selling new products in certain high producing areas. With a stable core and a talented leadership team, we are poised to unleash the underlying potential of the business and create and capture value for shareholders.”

Full-year 2019 Financial Update (compared with 2018)

Transformational improvements are beginning to impact trends
•Net Loss ($1.4) million or ($0.03) per Class A share--$0.19 per Class A share improvement vs. 2018
•Net Income before federal income taxes of $5.7 million-- up 187%
•Revenue up 2.7%--driven by higher portfolio yields and realized investment gains
•Total assets up 8%--reaching $1.7 billion
•Stockholders’ equity rose 38.4%--primarily due to a change in unrealized gains on securities as market interest rates decreased from 2018 levels
•Life insurance in force of $4.2 billion down from $4.4 billion, driven by fewer policies from older business maturing and surrendering exceeding the volume of new business over the past year
•Increase of 2.1% over 2018 in Life Segment first-year sales to a total of $11.7 million
Net income improved $0.19 per share as transformational work begins to take hold. Revenue grew 2.7% driven by strong portfolio returns and realized gains, partially offset by lower insurance premiums. As part of a new investment management strategy, our investment portfolio was repositioned into more diversified holdings and maturities, resulting in higher yields. This improvement, coupled with net realized gains, more than offset a decline in premiums stemming from fewer polices issued after decisions to exit products, realign our distributors, and improve product profitability. The rate of decline from selling fewer policies was lowered by higher face amounts.

We continue to employ process improvements to reduce expenses and fuel our transformation effort. Over the past three years, our management team has devoted significant resources to achieving compliance with regulatory requirements and demonstrated an unwavering commitment to addressing deficiencies in our internal control environment. As a result, and for the first time in over five years, we have concluded that our internal controls over financial reporting were effective as of December 31, 2019. Although the burden of addressing internal control and compliance matters from past leadership teams has required significant cost of internal and external resources, we are now beginning to see the return with reductions in external audit fees, legal fees and outside consulting fees. This decline has been offset by compensation and benefits for hiring talented executives and operational leaders. To retain that talent, the Company introduced a long-term incentive program that issues restricted stock units based on executive performance, which had its first vesting of awards in 2019. Finally, investments in sales and marketing activities were introduced to align collaborators, resulting in an improvement in new business production.

Selected Consolidated Financial Data

Years ended December 31, (In thousands, except per share data)	2019	2018

Operating items
Insurance premiums	$184,347	187,860
Net investment income	59,531	54,205
Realized investment gains (losses)	5,249	108
Total revenues	250,545	244,006
Net income (loss) before federal income taxes	5,745	2,002
Net income (loss)	(1,370)	(11,062)
Balance sheet data
Total assets	1,744,936	1,615,561
Total liabilities	1,485,100	1,427,828
Total stockholders' equity	259,836	187,733
Life insurance in force	4,246,781	4,350,538
Per share data
Book value per share	5.17	3.75
Basic and diluted income (loss) per Class A share	(0.03)	(0.22)

Segment Operations
Our business is comprised of two operating business segments and other non-insurance enterprises as detailed below. Our insurance operations are the primary focus of the Company, as those operations generate most of our income.

Life Insurance

Our Life Insurance segment primarily issues ordinary whole life insurance and endowment policies in U.S. dollar-denominated amounts to foreign residents in more than 20 countries through independent marketing consultants.

Home Service Insurance

Our Home Service Insurance segment provides pre-need and final expense ordinary life insurance and annuities to middle- and lower-income individuals primarily in Louisiana, Mississippi, and Arkansas. Our policies in this segment are sold and serviced through a home service marketing distribution system and funeral homes utilizing employees and independent agents.

Other Non-Insurance Enterprises

Other Non-Insurance Enterprises primarily includes the Company's IT and Corporate support functions, which are included in the table presentation below to properly reconcile the segment information with the consolidated financial statements of the Company.

Year ended December 31, 2019 (In thousands)	Life Insurance	HomeService Insurance	Other Non-Insurance Enterprises	Consolidated
Revenues:
Premiums
Life insurance	$136,941	41,410	—	178,351
Accident and health insurance	725	658	—	1,383
Property insurance	—	4,613	—	4,613
Net investment income	44,779	13,058	1,694	59,531
Realized investment gains (losses), net	6,795	1,470	(3,016)	5,249
Other income	1,412	4	2	1,418
Total revenue	190,652	61,213	(1,320)	250,545
Benefits and expenses:
Insurance benefits paid or provided:
Claims and surrenders	82,964	23,863	—	106,827
Increase in future policy benefit reserves	39,873	1,839	—	41,712
Policyholders' dividends	6,004	36	—	6,040
Total insurance benefits paid or provided	128,841	25,738	—	154,579
Commissions	20,128	14,094	—	34,222
Other general expenses	23,012	19,517	5,911	48,440
Capitalization of deferred policy acquisition costs	(17,448)	(4,807)	—	(22,255)
Amortization of deferred policy acquisition costs	23,832	4,436	—	28,268
Amortization of cost of insurance acquired	492	1,054	—	1,546
Total benefits and expenses	178,857	60,032	5,911	244,800
Income (loss) before income tax expense	$11,795	1,181	(7,231)	5,745
Year ended December 31, 2018 (In thousands)	Life Insurance	HomeService Insurance	Other Non-Insurance Enterprises	Consolidated
Revenues:
Premiums
Life insurance	$140,566	41,259	—	181,825
Accident and health insurance	580	638	—	1,218
Property insurance	—	4,817	—	4,817
Net investment income	39,985	13,125	1,095	54,205
Realized investment gains (losses), net	358	(46)	(204)	108
Other income (loss)	1,833	(1)	1	1,833

Total revenue	183,322	59,792	892	244,006
Benefits and expenses:
Insurance benefits paid or provided:
Claims and surrenders	69,149	21,954	—	91,103
Increase in future policy benefit reserves	43,671	4,276	—	47,947
Policyholders' dividends	6,316	46	—	6,362
Total insurance benefits paid or provided	119,136	26,276	—	145,412
Commissions	20,079	14,883	—	34,962
Other general expenses	18,718	20,435	8,479	47,632
Capitalization of deferred policy acquisition costs	(17,194)	(5,501)	—	(22,695)
Amortization of deferred policy acquisition costs	29,915	4,320	—	34,235
Amortization of cost of insurance acquired	583	1,875	—	2,458
Total benefits and expenses	171,237	62,288	8,479	242,004
Income (loss) before income tax expense	$12,085	(2,496)	(7,587)	2,002

December 31, (In thousands)	2019	2018
Assets:
Life Insurance	$1,284,844	1,174,769
Home Service Insurance	391,366	369,563
Other Non-Insurance Operations	68,726	71,229
Total assets	$1,744,936	1,615,561

Quarterly Financial Information (Unaudited)

(In thousands, except per share amounts)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
2019				
Revenues	$ 69,806	61,467	56,866	62,406
Benefits and expenses	64,878	59,335	60,189	60,398
Federal income tax expense (benefit)	(23)	86	1,242	5,810
Net income (loss)	4,951	2,046	(4,565)	(3,802)
Net income (loss) available to common shareholders	4,951	2,046	(4,565)	(3,802)
Basic & Diluted earnings (losses) per share of Class A common stock	0.10	0.04	(0.09)	(0.08)
Basic & Diluted earnings (losses) per share of Class B common stock	0.05	0.02	(0.04)	(0.04)

(In thousands, except per share amounts)	Fourth Quarter	Third Quarter(a)	Second Quarter	First Quarter
2018				
Revenues	$ 65,570	61,161	59,842	57,433
Benefits and expenses	67,598	55,599	63,953	54,854
Federal income tax expense (benefit)	(596)	12,671	(1,553)	2,542
Net income (loss)	(1,432)	(7,109)	(2,558)	37
Net income (loss) available to common shareholders	(1,432)	(7,109)	(2,558)	37
Basic & Diluted earnings (losses) per share of Class A common stock	(0.03)	(0.14)	(0.05)	—
Basic & Diluted earnings (losses) per share of Class B common stock	(0.01)	(0.07)	(0.03)	—

(a) On July 1, 2018, the Company novated all of the international policies issued by CICA Life Insurance Company of America (“CICA”) to CICA Life, Ltd. (CICA Ltd.), a newly established Bermuda entity that began operations in July 2018. While this novation transaction has been eliminated in consolidation of affiliated entities, there are tax effects reflected in the consolidated financial statements as a result of the transaction being executed between our subsidiaries that reside in different tax jurisdictions. CICA Ltd. is considered a controlled foreign corporation for federal tax purposes. As a result, the insurance activity of CICA Ltd. is subject to Subpart F of the IRC and is included in Citizens’ taxable income which generated $18.4 million of federal income tax expense in 2018. In addition, as of July 1, 2018, we implemented a new actuarial valuation software solution that provides enhanced reporting and modeling capabilities for ordinary whole life and endowment policies of CICA and CICA Ltd., which are included in the Life Insurance segment. The impact of this system conversion resulted in changes in estimates due to refinements based upon our accounting analysis of the circumstances and reflected as a decrease in reserves of $10.2 million and a decrease in deferred policy acquisition costs of $4.3 million, before tax.

About Citizens, Inc.
Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and final expense and limited liability property product sales in the U.S.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate", “believe”, “project”, "intends," "continue" or comparable words.  Such forward-looking statements may relate to business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantee of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations.  Accordingly, you should not unduly rely on these forward-looking statements.  The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.
For further information CONTACT:
Investor Relations PR@citizensinc.com